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                                                                    Exhibit 10.4


FINAL DATED MAY 26, 1998
                                  FORM OF
                              OWNER AGREEMENT

         THIS OWNER AGREEMENT (this "Agreement") is dated as of ________ ___, 1998, by and between [PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P., a Virginia limited partnership with an address of 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 or the name of the joint venture ownership entity for those properties not owned solely by Patriot ] (together with its successors and/or assigns, "Owner"), PATRIOT AMERICAN HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership with an address of 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207(together with its successors and/or assigns, "Lessee"), and IHC II, LLC, a [Delaware] limited liability company with an address of ___________ (together with its successors and/or assigns, "Primary Manager"), and [MARRIOTT INTERNATIONAL, INC./MARRIOTT HOTEL SERVICES, INC.], a Delaware corporation, having an address at 10400 Fernwood Road, Bethesda, MD 20817 (together with its successors and/or assigns, "Submanager" or "Marriott")

                                   WITNESSETH:

         WHEREAS, Owner represents and warrants that it holds fee title [leasehold interest for Atlanta North Marriott] to the parcel of real property described or shown on Exhibit A attached to this Agreement containing a hotel building or buildings and certain related facilities (collectively, the "Hotel");

         WHEREAS, simultaneously with the execution of this Agreement, Owner and Lessee have entered into a lease (the "Lease") of the Hotel to Lessee;

         WHEREAS, simultaneously with the execution of this Agreement, Lessee has entered into a management agreement (the "Primary Management Agreement") with Primary Manager for the management of the Hotel by Primary Manager;

         WHEREAS, simultaneously with the execution of this Agreement, Primary Manager and Marriott have entered into a Submanagement Agreement (the "Submanagement Agreement") for the management of the Hotel by Marriott on behalf of Primary Manager;

         WHEREAS, the management of the Hotel pursuant to the Primary Management Agreement and the Submanagement Agreement is of material benefit to Lessee and Owner, and Lessee and Owner desire that the Hotel be so managed;

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         WHEREAS, Primary Manager and Submanager would not enter into the management arrangements provided for in the Primary Management Agreement and the Submanagement Agreement without Owner and Lessee entering into this Owner Agreement, and Owner and Lessee desire to so enter into this Owner Agreement;

         WHEREAS, all of the above transactions are being entered into pursuant to a Settlement Agreement dated as of __________ by and among Patriot American Hospitality, Inc., Lessee, Marriott and others relating to litigation involving matters relating to the Hotel and other properties (the "Settlement Agreement"); and

         WHEREAS, Owner, Lessee, Primary Manager and Marriott desire to set forth certain obligations of the parties with respect to the operation of the Hotel.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency which is hereby acknowledged by the parties, the parties hereto agree as follows:

         1. TERMINATION OF THE LEASE. If the Lease is terminated for any reason (a "Lease Termination"), Owner shall at the time of or prior to such Lease Termination either (i) designate another party to succeed to and assume Lessee's rights and obligations under the Lease, the Primary Management Agreement and this Agreement, or (ii) enter into a new Lease with such designated party, and in each such case shall require that such designated party expressly succeed to and assume the rights and obligations of Lessee under the Primary Management Agreement and this Agreement. Notwithstanding the foregoing, any such successor to Lessee shall be subject to Marriott's approval (Primary Manager hereby agreeing that as long as the Submanagement Agreement remains in effect, Primary Manager shall have no approval right with respect to such successor to Lessee), which approval shall not be unreasonably withheld or delayed if such successor to Lessee meets the criteria set forth below. Such approval or disapproval will be made within ten (10) business days of request by Owner, provided Owner has previously provided to Marriott all information reasonably necessary (or as reasonably requested by Marriott) in order for Marriott to make its decision. Such successor shall (x) have the financial capability to provide adequate financial support for the Hotel (Marriott hereby agreeing that a successor which has the same financial capability as Lessee as of the date of this Agreement shall be deemed to have such financial capability), (y) be of good character and reputation, and (z) agree to assume in writing the obligations of Lessee under the Primary Management Agreement. Marriott's failure to approve or disapprove such successor to Lessee within ten (10) business days shall be deemed to constitute Marriott's approval of such replacement to Lessee. If such successor to Lessee is disapproved by Marriott, Owner shall within thirty (30) days after such disapproval designate another successor to Lessee, subject to Marriott's approval rights as stated above. Until such time as a new successor Lessee is approved and in place as such successor, the disapproved successor shall continue as successor to Lessee and such continuation shall not constitute a

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default under this Agreement, the Primary Management Agreement or the
Submanagement Agreement; so long as Owner is diligently continuing to exercise Owner's reasonable best efforts to designate a successor which is acceptable to Submanager. If required by Primary Manager, any such successor shall enter into a new management agreement on the same terms and conditions as the Primary Management Agreement for the unexpired term of the Primary Management Agreement. Any replacement of Lessee or any new Lease pursuant to this Section 1 shall be effected without any interruption or disturbance of rights of Primary Manager under the Primary Management Agreement or Marriott under the Submanagement Agreement, respectively, as long as at such time the applicable agreement has not been terminated in accordance with its terms.

         2. TERMINATION OF PRIMARY MANAGEMENT AGREEMENT. If the Primary Management Agreement is terminated for any reason other than as a result of termination of the Submanagement Agreement (a "Primary Management Agreement Termination"), Lessee shall at the time of or prior to such Primary Management Agreement Termination either (i) designate a third party to succeed to and assume the rights and obligations of Primary Manager under the Primary Management Agreement, the Submanagement Agreement and this Agreement or (ii) designate another third party to enter into a new management agreement in the form of the Primary Management Agreement. Notwithstanding the foregoing, if a Primary Management Agreement Termination has occurred and, for reasons beyond the reasonable control of Lessee, the Lessee has not, notwithstanding the exercise of its reasonable best efforts, been able to designate a successor to Primary Manager to assume the Primary Management Agreement, the Submanagement Agreement, and this Agreement or a successor Primary Manager has not entered into a new management agreement prior to such Primary Management Agreement Termination as set forth above, then Lessee shall automatically succeed to and assume the rights and obligations of Primary Manager under the Submanagement Agreement, and Lessee hereby accepts assignment of Primary Manager's rights and obligations under the Submanagement Agreement. In such circumstances, it shall not be a default of Lessee hereunder so long as Lessee, while acting as successor to Primary Manager, diligently continues to exercise its reasonable best efforts to designate a third party to succeed to and assume the rights and obligations of Primary Manager under this Agreement, the Primary Management Agreement and the Submanagement Agreement or enter into a new management agreement consistent with the provisions hereof. In addition, Marriott shall have the right to direct Lessee to cause a Primary Management Agreement Termination and to cause lessee to designate a successor to the Primary Manager as set forth above if a change of control of Primary Manager or its parent occurs which would entitle Lessee to terminate Primary Manager under Section
10.03 of the Primary Management Agreement, and Lessee and Marriott agree to cooperate to accomplish the completion of the designation and acceptance of a successor to Primary Manager hereunder if the Primary Manager is so terminated pursuant to such Section 10.03 of the Primary Management Agreement. Notwithstanding anything to the contrary set forth above, any successor to Primary Manager shall be subject to Marriott's approval, which approval shall not be unreasonably withheld or



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delayed if such replacement to Primary Manager meets the criteria set forth below. Such approval or disapproval will be made within ten (10) business days of a request by Lessee, provided Lessee has previously provided to Marriott all information reasonably necessary (or as reasonably requested by Marriott) in order for Marriott to make its decision. Such successor shall (v) have at least the same level of financial and managerial independence as Primary Manager currently has from Owner, Lessee and Marriott and Marriott shall have or been given the opportunity to have, at nominal cost, the same level of ownership interest and control as Marriott has directly with respect to Primary Manager as of the date of the Primary Management Agreement Termination, (w) have the operational capability to perform its obligations under the Primary Submanagement Agreement, (x) be of good character and reputation, (y) be a person in good standing as an operator of Marriott-brand hotels of the brand for which the Hotel is currently operated, or approved to enter into franchise or license agreements with Marriott, as determined in accordance with Marriott's then existing standards, and (z) agree to assume in writing the obligations of Primary Manager under the Submanagement Agreement. Marriott shall be deemed to have approved such successor to Primary Manager if it fails to approve or disapprove such successor within ten (10) business days. If and when Marriott approves such successor to Primary Manager, Lessee shall (subject to the occurrence of a subsequent Primary Management Agreement Termination), cause such approved successor to become the successor to Primary Manager under the Submanagement Agreement. If despite reasonable best efforts Lessee has failed to designate a third party to succeed to and assume the rights and obligations of Primary Manager which has been approved by Marriott within sixty (60) days of a Primary Management Agreement Termination, then Owner and Marriott shall act reasonably and in good faith to organize a new entity to act as successor to Primary Manager which is independent from Owner and Marriott but with respect to which Owner and Marriott will own equity interests and have control rights commensurate with their respective ownership interests and control rights in Primary Manager as of the date of this Agreement. If required by Marriott, any successor to Primary Manager shall enter into a new submanagement agreement on the same terms and conditions as the Submanagement Agreement for the unexpired term of the Submanagement Agreement.

         Notwithstanding anything to the contrary set forth above in this
Section 2, as long as [NEWCO] does not itself engage in the business of operating, franchising or managing its own hotel brand, or the functional equivalent of a hotel brand, and there is not hereafter a change in control of Primary Manager or its parent which would entitle Lessee to terminate Primary Manager under Section 10.03 of the Primary Management Agreement, Marriott shall approve a subsidiary of [NEWCO] (in which Marriott otherwise has the same level of control or ownership as it owns directly in the Primary Manager as of the date of any designation of the subsidiary as a successor Primary Manager) as a successor Primary Manager.

         Without limiting the provisions set forth in Sections 1 and 2 of this Agreement, the parties acknowledge that the intent of the provisions in such Sections is that the Submanagment Agreement and the rights and benefits of the Submanager thereunder shall not be terminated or


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disturbed in any respect except upon termination of the Submanagment Agreement in accordance with the terms of the Submanagment Agreement, and not as a result of any default, termination, action or failure to act by or with respect to any of the parties to or under the Lease or the Primary Management Agreement.

         3. OWNER'S OPTION TO CURE LESSEE'S DEFAULT. Subject to the provisions of this Agreement, including Section 1 above, Owner shall have the option, within a reasonable time, but not less than thirty (30) days in the case of monetary defaults and ninety (90) days in the case of non-monetary defaults following receipt by Owner of notice from Primary Manager or Submanager of a default under the Primary Management Agreement by Lessee, to cure any such breach or default of Lessee under the Primary Management Agreement, including, if necessary, the commencement and prosecution of eviction proceedings and the replacement of Lessee as tenant, and Primary Manager agrees to accept the performance of Owner in lieu of the performance of Lessee and to keep the Primary Management Agreement in full force and effect. Any default which is not, by its nature, susceptible of being cured by Owner irrespective of having possession of the Hotel shall be deemed cured by Owner terminating the Lease and assuming all of the rights and obligations of the Lessee thereunder and under the Primary Management Agreement. Primary Manager shall not exercise any right to terminate the Primary Management Agreement or any other rights or remedies available under the Primary Management Agreement or at law or in equity for breach of the Primary Management Agreement unless and until Primary Manager has notified Owner of such breach or default and given Owner the time described above to cure such breach or default.

         4. LESSEE'S OPTION TO CURE PRIMARY MANAGER'S DEFAULT. Lessee shall have the option to cure any breach or default of Primary Manager under the Submanagement Agreement, including if necessary, the commencement and prosecution of termination proceedings and replacement of Primary Manager under the Primary Management Agreement, and Marriott agrees to accept the performance of Lessee in lieu of the performance of Primary Manager and to keep the Submanagement Agreement in full force and effect if such performance occurs within the applicable grace period provided for in the Submanagement Agreement, subject, however, to the provisions of Section 2 above. Any breach or default which is not, by its nature, susceptible of being cured by Lessee irrespective of having terminated the Primary Management Agreement shall be deemed cured by Lessee terminating the Primary Management Agreement and replacing the Primary Manager as permitted under Section 2 above. Marriott shall provide Lessee with a copy of any notice of such breach or default at the time any such notice is given to the Primary Manager, and if Lessee shall thereafter (but prior to the expiration of any applicable grace period under the Primary Management Agreement) give Submanager written notice of Lessee's intent to take curative action, Submanager shall not exercise any right to terminate or any other rights or remedies available under the Submanagement Agreement, the Settlement Agreement or at law or in equity for breach of the Submanagement Agreement until the expiration of the applicable cure period under the Submanagement Agreement plus five (5) business days.


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         5. LEASE MODIFICATION. Primary Manager and Marriott agree that the
Lease may be amended, restated, replaced, renewed, extended and/or modified from time to time by agreement between Owner and Lessee, and Owner may exercise any one or more of its rights under the Lease from time to time at Owner's discretion, all without consent of Primary Manager or Marriott, and this Agreement shall continue in full force and effect as to all such renewals, extensions and/or modifications and all such exercise of rights; provided, however, that the prior consent of Primary Manager and Marriott shall be required for any amendment or modification to the Lease with respect to (a) any provisions which require the Lessee or the Owner to provide funds or to pay any obligations with respect to the operation, improvement or repairs to the Hotel (including reimbursement of costs, capital expenditures, funding of FF&E reserves, paying costs incurred in connection with the operation of the Hotel for which Primary Manager is obligated to pay or fund under the Submanagement Agreement, or the provision of working capital), or (b) any provisions which require performance by Lessee under the Primary Management Agreement or hereunder, or (c) any provision which, if amended, would be inconsistent with the obligations of the Owner or Lessee hereunder. Lessee agrees to deliver copies of any amendments or modifications of the Lease promptly following the execution and delivery thereof to Primary Manager and Marriott.

         6. PRIMARY MANAGEMENT AGREEMENT AND SUBMANAGEMENT AGREEMENT MODIFICATION. (a) Any amendment, modification, waiver, replacement, extension or renewal of the Primary Management Agreement shall not be effective without the prior written consent of Marriott, except that no such consent will be required to (a) extend the term of the Primary Management Agreement, or (b) to modify the provisions relating to the payment of fees to be retained by the Primary Manager. Lessee may exercise any one or more of its rights under the Primary Management Agreement from time to time at Lessee's discretion, and without notice to or consent of Marriott except as required under this Agreement; provided Lessee shall not terminate the Primary Management Agreement without the consent of Marriott, which consent shall not be unreasonably withheld and which consent shall in any event be granted if an acceptable successor has been approved under Section 2 hereof. Lessee agrees to deliver copies of any amendments, modifications, waivers, replacements or extensions of the Primary Management Agreement following the execution and delivery thereof to Marriott which do not require the consent of Marriott.

                  (b) Any amendment, replacement, extension, renewal, termination, surrender or other modification of the Submanagement Agreement (other than a termination by Marriott in accordance with the provisions of the Submanagement Agreement) shall not be effective without the prior written consent of Owner.

                  (c) Marriott acknowledges and agrees that Owner is a third-party beneficiary of the provisions of Section 11.22 of the Submanagement Agreement. Without limiting the foregoing, if Primary Manager fails to terminate the Submanagement Agreement pursuant to


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such Section 11.22 notwithstanding notice by Owner or Lessee to Primary Manager to so terminate the Submanagement Agreement, then Owner shall have the right to cause the termination of the Submanagement Agreement directly by notice to such effect to Marriott and to bring an action directly against Marriott to cause such termination; provided notice of such termination is delivered within sixty
(60) days after receipt by Primary Manager (and Owner pursuant to this Agreement) of written notice from Marriott under Section 11.22 of the Submanagement Agreement.

         7. OBLIGATIONS OF OWNER AND LESSEE; TITLE; PROVISIONS ON MORTGAGES; LIENS AND OTHER ENCUMBRANCES; RECORDATION. Owner or Lessee shall maintain and comply with all obligations which are contemplated or provided to be maintained or performed by Owner or Lessee under Sections 8.01, 8.02, 8.03, 8.04, 8.05 and
11.05 of the Submanagement Agreement.

         8. APPROVAL RIGHTS. The parties hereto acknowledge that the Lessee has retained Primary Manager to be solely responsible for providing all instructions and approvals to Submanager and monitoring the performance of Submanager under the Submanagement Agreement, including the making of any elections which Primary Manager may be entitled to make under the Primary Management Agreement, subject to the following provisions for participation by Owner. Primary Manager has personnel with experience in the management of hotels and is familiar with the Hotel. Lessee hereby delegates and appoints Primary Manager as Lessee's agent to exercise all rights of Lessee under the Lease in circumstances in which the Lessee is required to obtain the approval or decision of the Owner under the Lease or consult with Owner with respect to any matter related to the Hotel, which delegation and appointment shall not be revoked and shall remain in place so long as the Primary Management Agreement (or a successor Primary Management Agreement) remains in force. It is the intent of the parties that pursuant to such delegation and appointment all Owner approval, consent rights and consultations which are set forth in the Lease and all elections to be made under the Lease, the Primary Management Agreement and the Submanagement Agreement shall be given or made by Primary Manager, with the approval or participation of the Owner if required under the Lease, but without the participation of Lessee or any person who reports to a person employed by Lessee. Owner agrees to designate an individual employed by Owner as the person responsible for processing and granting all such approvals and with respect to any consultation with Primary Manager. Such representative shall in no event be employed by Lessee or report to, or be supervised by, an employee of Lessee. Owner and Primary Manager shall process all decisions (whether for the granting of approvals, the making of elections, giving instructions or otherwise) based on their respective good faith judgment as to the best interests of the Hotel (i.e. the maximization of the long term operating profit of the Hotel). Without limiting the foregoing, Primary Manager may consult with or shall obtain the approval of Owner, if required under the terms of the Lease but Lessee will not be involved in any review, approval or consent process on the following matters:

                  (a)      Business Plans


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                  (b)      Building Estimates

                  (c)      FF&E Estimates

                  (d) Capital Expenditures in excess of amounts in the FF&E Reserve

                  (e)      Increases in deposits to FF&E Reserve

                  (f)      Changes to 5-Year Plans

                  (g) Designation of arbitrators or Experts and submittals made to any arbitrator or Expert

                  (h) Decision to restore or terminate in the event of Casualty

                  (i)      Approval of insurance companies

                  (j)      Decision of Owner to obtain property insurance

                  (k) Consent to Assignment or transfer of Primary Manager's or Submanager's interest

                  (l)      Audits of Annual Operating Statements

                  (m) Agreement on any alternative "Competitive Set" or source of information regarding the same under the Submanagement Agreement.

                  The parties hereto understand and agree that Submanager shall, in any event, be entitled to rely and act on all approvals obtained or received from, or elections made by, Primary Manager without any obligation to confirm the granting of any approval or consent by Owner or to obtain the signature of any representative of Owner and that, notwithstanding the above, the Submanager shall not be required to grant any additional time for Owner to instruct Primary Manager with respect to such matters. Lessee acknowledges and agrees that pursuant to its delegation of authority to the Primary Manager, it will not participate in any approval, consent or election process and will rely on the experience and judgment of the Owner and the Primary Manager. In connection with any dispute resolution procedures under the Submanagement Agreement, Submanager shall be entitled to rely upon, and act on, decisions and selections made by Primary Manager, but Submanager shall not be required to permit Lessee to participate in any such dispute resolution procedures. Submanager shall permit Owner to participate in any such dispute resolution procedures for which the Owner has a right of approval or consultation under the Lease.



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         9. NOTICES OF DEFAULT. From and after the date hereof, (i) Primary
Manager shall send a copy of any notice of default on the Primary Management Agreement or any notices of any intention to terminate the Primary Management Agreement to each of Owner and Submanager (i. e., in addition to Lessee) in accordance with the notice provisions set forth herein, and (ii) Marriott shall send a copy of any notice of default under the Submanagement Agreement or any notices of any intention to cancel or terminate the Submanagement Agreement or any notice to Primary Manager pursuant to Section 11.22 of the Submanagement Agreement to each of Owner and Lessee (i.e. in addition to Primary Manager) in accordance with the notice provisions set forth herein.

         10. LIMITATION OF ACTIONS AGAINST SUBMANAGER. The parties hereto recognize that this Agreement has been entered into to provide certain assurances to Marriott and to provide for certain obligations of Primary Manager to Owner and Lessee. In addition, Marriott has executed this Agreement to acknowledge certain matters, subject to the understanding that Marriott's obligations with respect to the management of the Hotel are governed solely by the Submanagement Agreement and that except as provided in Section 6(c) of this Agreement nothing in the Submanagement Agreement or this Agreement is intended to give rise to any right, claim, action, causes of action, suit, proceeding, damages, demand or any other liability, of any kind or nature of or against Marriott in favor of the Owner or Lessee. To that end, Owner and Lessee acknowledge and agree that except as provided in Section 6(c) of this Agreement they release, acquit, exonerate and forever discharge Marriott and its current and future parents, subsidiaries, affiliates, assigns, trustees, directors, officers, partners, stockholders, agents, representatives and employees of any of the foregoing from any right, claim, action, causes of action, suit, proceeding, damages, demand or any other liability, of any kind or nature, hereafter arising, which Owner or Lessee may have the right to bring directly, whether as a third party beneficiary or otherwise, against any of the foregoing for breach of fiduciary duty, mismanagement, failure to comply with the terms of the Submanagement Agreement with respect to Marriott's duties as Submanager. Notwithstanding the above, nothing contained herein shall in any way or manner affect the rights of Primary Manager to maintain any cause of action Primary Manager may have against Marriott under or related to Marriott's performance under the Submanagement Agreement, including any right of contribution or indemnification or any right or obligation of Marriott to Owner or Lessee under the Settlement Agreement, or affect the rights of Owner or Lessee to maintain any cause of action Owner or Lessee may have against the Primary Manager.

         11. LIMITATION OF RECOURSE AGAINST OWNER AND LESSEE. In the event of any default by Owner or Lessee pursuant to the terms of this Agreement, the aggregate liability of the Owner and Lessee, jointly and severally, shall be limited to an amount which is the greater of (a) thirty percent (30%) of the fair market value of the Hotel, or (b) the fair market value of their respective interest (whether fee simple or leasehold, or both) in the Hotel. Fair market value shall be determined in accordance with the process set forth on Exhibit B hereto.


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Nothing set forth in this Section shall in any way limit, prevent or affect any right of Marriott to seek any remedy other than money damages.

         12. CONTROL OF RESTORATION AND CAPITAL EXPENDITURES. Lessee, Primary Manager and Submanager acknowledge and agree that any restoration of Hotel following a casualty pursuant to the provisions of Section 6.03 of the Submanagement Agreement and any Capital Expenditures (other than replacements, renewals and additions to FF&E (as defined in the Submanagement Agreement) at the Hotel) shall be performed by and under the direction of Owner; provided, however, that unless otherwise agreed by Marriott, Marriott shall be retained to provide technical services in order to assure that the restoration or such expenditures are in accordance with the current System Standards. Marriott shall be paid a reasonable technical services fee for such services.

         13. PUBLICITY. Each party agrees that in the event of any press release or any public announcement concerning the Hotel which is material and out of the ordinary course (e.g. in connection with a major casualty or accident at the Hotel), the parties shall consult with each other and act in good faith to agree on such press release or announcement; provided, however, that any party shall have the right to make such announcement as it reasonably deems necessary in order to comply with applicable securities laws.

         14. GENERAL

                  A. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

                  B. MODIFICATION. This Agreement may not be modified orally or in any other manner other by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, successors and assigns.

                  C. NOTICES. Notices under this Agreement shall be delivered via prepaid, nationally recognized overnight courier or U.S. Certified Mail, return receipt requested, to the parties as follows:

                           if to Owner:

                           1950 Stemmons Freeway
                           Suite 6001
                           Dallas, Texas 75297
                           Attention:       General Counsel

                           if to Lessee:


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                           1950 Stemmons Freeway
                           Suite 6001
                           Dallas, Texas 75297
                           Attention:       General Counsel

                           If to Primary Manager:

                           IHC II, LLC

                           --------------------

                           --------------------

                           --------------------

                           if to Marriott:

                           Marriott Hotel Services, Inc.
                           10400 Fernwood Road
                           Bethesda, MD 20817
                           ATTN:  Law Department (Hotel Operations)

and shall be effective on the earlier to occur, the first business day after having been deposited with the said overnight courier or three business days after being deposited with the U.S. Postal Service. Any party may change its address for notices in the manner for giving notice under this paragraph.

         15. ENVIRONMENTAL REPRESENTATIONS. Lessee and Owner hereby each represent and warrant to Submanager that, to the best of their respective knowledge and except as set forth in any environmental assessment reports provided by Owner, Lessee or Primary Manager to Submanager, as of the Effective Date, there are no Hazardous Materials on any portion of the Site or the Hotel, nor have any Hazardous Materials been released or discharged on any portion of the Site or the Hotel. In addition, Owner or Lessee each hereby represent and warrant to have delivered to Submanager copies of all reports concerning environmental conditions which have been received by Owner or Lessee or any of its Affiliates.



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         16. CONFIDENTIALITY

                  (a) The parties hereto agree that the matters set forth in this Agreement and the Submanagement Agreement and all statements, reports, projections, and other information relating to the operation of the Hotel are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press) without the prior written consent of the other parties except as may be required by law and as may be reasonably necessary to obtain licenses, permits, and other public approvals necessary for the refurbishment or operation of the Hotel, or in connection with Owner's or Lessee's financing of the Hotel, a Sale of the Hotel, or a sale of a controlling interest in Owner, Lessee, Submanager, or Marriott (except any financing or sale involving a private or public offering of securities).

                  (b) Owner and Lessee shall not include any reference to Submanager or to any Affiliate of Submanager in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Lessee and Owner Prospectus"), issued by Owner or Lessee or by one of their respective Affiliates or by one or more Mortgagees, which is designated to interest potential investors in debt or equity securities related to the Hotel, unless Submanager has previously received a copy of all such references. However, regardless of whether Submanager does or does not so receive a copy of all such references, neither Submanager nor any Affiliate of Submanager will be deemed a sponsor of the offering described in the Owner and Lessee Prospectus, nor will it have any responsibility for the Owner and Lessee Prospectus. Unless Submanager agrees in advance, the Owner and Lessee Prospectus will not include any Marriott Trade Names or Marriott Trademarks. Owner and Lessee shall indemnify, defend and hold Submanager harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation) arising out of any Owner and Lessee Prospectus or the offering described therein; and this obligation of Owner and Lessee shall survive Termination of this Agreement.

         17. PROJECTIONS. Owner and Lessee acknowledge that any written or oral projections, proformas, or other similar information that has been (prior to execution of this Agreement) or will (during the Term of this Agreement) be provided by Submanager or Marriott (or any Affiliate of either) to Primary Manager is for information purposes only, and that Submanager, Marriott, and any such Affiliate do not guarantee that the Hotel will achieve the results set forth in any such projections, proformas, or other similar information. Any such projections, proformas, or other similar information are based on assumptions and estimates. Unanticipated events may occur subsequent to the date of preparation of such projections, proformas, and other similar information. Therefore, the actual results achieved by the Hotel are likely to vary from the estimates contained in any such projections, proformas, or other similar information and such variations might be material.



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         18. TRADEMARKS, TRADE NAMES AND INTELLECTUAL PROPERTY. Owner and Lessee
agree and acknowledge that the provisions of Section 11.12 of the Submanagement Agreement shall apply to Lessee and Owner and that Owner and Lessee shall comply with the provisions thereof.

         19. DEFAULTS

                  (a) Each of the following shall constitute a "Default" by Owner or Lessee, as applicable, under this Agreement.

                           (i) The filing of a voluntary petition in bankruptcy
or insolvency or a petition for reorganization under any bankruptcy law by Owner or Lessee, or the admission by either party that it is unable to pay its debts as they become due. Upon the occurrence of any Default by Owner or Lessee (referred to as the "defaulting party") as described under this subsection (I), said Default shall be deemed an "Event of Default" under this Agreement.

                           (ii). The consent to an involuntary petition in
bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Owner or Lessee. Upon the occurrence of any Default by either party as described under this subsection (ii), said Default shall be deemed an "Event of Default" under this Agreement.

                           (iii). The entering of an order, judgment or decree
by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of either the Lessee's and Owner's assets, and such order, judgment or decree's continuing unstayed and in effect for an aggregate of sixty
(60) days (whether or not consecutive). Upon the occurrence of any Default Owner or Lessee as described under this subsection (iii), said Default shall be deemed an "Event of Default".

                           (iv). The failure of Lessee or Owner to perform, keep
or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after the defaulting party's receipt of written notice from a non-defaulting party of said failure. Upon the occurrence of any Default by either party as described under this subsection (iv), said Default shall be deemed an "Event of Default" under this Agreement if the defaulting party fails to cure the Default within thirty (30) days after receipt of written notice from the non-defaulting party demanding such cure, or, if the Default is such that it cannot reasonably be cured within said thirty (30) day period of time, if the defaulting party fails to commence the cure of such Default within said thirty
(30) day period of time or thereafter fails to diligently pursue such efforts to completion.



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

                  (b) Upon the occurrence of an Event of Default of the Owner or Lessee hereunder, the non-defaulting party shall be entitled to specific enforcement of the obligations hereunder and to injunctive relief and to any other right or remedy available at law or under the terms of the Primary Management Agreement or the Submanagement Agreement, as applicable, and the provisions hereunder shall survive a termination of the Submanagement Agreement and the Primary Management Agreement, as applicable.

         20. GENERAL

                  (a) The term of this Agreement shall commence on the dates set forth above and shall terminate on the date of termination of the Submanagment Agreement in accordance with its terms.

                  (b) Except as otherwise expressly provided in this Agreement ,whenever in this Agreement the consent or approval of any party is required, such consent or approval shall not be unreasonably withheld, delayed or conditioned, shall be in writing, and shall be executed by a duly authorized officer or agent of the party granting such consent or approval, and if a party fails to respond to such request within thirty (30) days, such consent of approval shall be deemed to have been given.

         21. DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Submanagement Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]




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


         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.


                                     OWNER:
                                     _______________________
                                     _______________________

                                     By:



____________________________   By: ____________________________
Name:                          Name:
Title:                         Title:


                                     LESSEE: PATRIOT AMERICAN HOSPITALITY
                                                PARTNERSHIP, L.P.


WITNESS:


____________________________   By: ____________________________
Name:                          Name:
Title:                         Title:

                                     PRIMARY MANAGER

                                     IHC II, LLC

                                     By:



____________________________   By: ____________________________
Name:                          Name:
Title:                         Title:

                                    MARRIOTT:
                                    MARRIOTT HOTEL SERVICES, INC.
                                    [Marriott International, Inc.]
ATTEST:


____________________________   By: ____________________________
Name:                          Name:
Title:                         Title: Vice President

                        EXHIBIT A - PROPERTY DESCRIPTION

                 EXHIBIT B - DETERMINATION OF FAIR MARKET VALUE


         The Owner and Marriott may agree to a fair market value for the Hotel. In the event that pursuant to such negotiations, the parties hereto do not agree upon the fair market value of the Hotel, Marriott and Owner each shall, at its own expense and within thirty (30) days thereafter, obtain an appraisal of the fair market value of such Hotel from a nationally recognized appraiser of hotel properties comparable to such hotel. In determining the fair market value of such hotel, the appraisers shall be instructed to assume that the Hotel is not subject to a management agreement but is subject to the existing Franchise Agreement. If such appraisals differ, then the determination of the purchase price for such Hotel shall be submitted to arbitration in Washington, D.C. in accordance with the arbitration rules of the American Arbitration Association then in effect. The parties shall jointly select a single arbitrator. If the parties are unable to agree upon an arbitrator within ten (10) days following the 30-day period during which the appraisals were obtained, the arbitrator shall be selected by the respective appraisers selected by each party within ten
(10) days of such initial 10-day period. Such arbitrator whether selected by the parties or by their appraisers, shall be knowledgeable with respect to the appraisal of hotel properties and shall be instructed and obligated to decide, within thirty (30) days after such submission, whether the appraisal submitted by Marriott or the appraisal submitted by Owner most accurately reflects the fair market value of the Hotel, and the written decision of the arbitrator shall be conclusive and binding on the parties and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration.



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